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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): January 05, 2001



                          Reading Entertainment, Inc.
                          ---------------------------

            (Exact name of registrant as specified in its charter)


         Nevada                       333-13413                   23-2859312
         ------                       ---------                   ----------
(State or other Jurisdiction    (Commission File No.)         (I.R.S. Employer
     of incorporation)                                       Identification No.)



550 South Hope Street, Suite 1825, Los Angeles CA                   90071
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(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code:  (213) 235-2226




                                      N/A
                    --------------------------------------
         (Former name or former address, if changed since last report)

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Item 5.  Other Events.
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     Set forth below is certain current information with respect to the outstanding capital stock of Reading Entertainment, Inc.("Reading").

     As of January 05, 2001, Reading had outstanding 7,449,364 shares of Common Stock, 70,000 shares of Series A Voting Cumulative Convertible Preferred Stock (the "Series A Stock"), and 550,000 shares of Series B Voting Cumulative Convertible Preferred Stock (the "Series B Stock").

     Craig Corporation and its wholly owned subsidiary own of record 5,165,516 shares of Common Stock and all of the Series B Stock. Citadel Holding Corporation owns of record all of the Series A Stock. In addition, officers and directors own of record 7,400 shares of Common Stock. The foregoing does not include shares of Common Stock issuable on conversion of the Series A Stock or Series B Stock or exercise of outstanding stock options. Also, certain of the foregoing persons may beneficially own shares owned of record by certain of the other persons. To Reading's knowledge, none of the foregoing persons beneficially owns any other outstanding shares of Common Stock, nor is Reading aware of any other person who beneficially owns in excess of 10% of the outstanding Common Stock.

     On the basis of the foregoing, at January 05, 2001, Reading had 2,276,448 "publicly held" shares of Common Stock, as such term is used in the Rule 4310 of the Nasdaq Stock Market.

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                                 SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Reading Entertainment, Inc.


Date: January 5, 2001              By:  /s/ Andrzej Matyczynski
                                        -----------------------
                                        Andrzej Matyczynski
                                        Chief Financial Officer

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